UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2024, the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from sixty-six million, six hundred sixty-six thousand sixty hundred sixty-seven (66,666,667) to two hundred fifty million (250,000,000) which Amendment was filed and effective with the Secretary of the State of Nevada on February 15, 2024. The Amendment was filed as Appendix B to the Company’s definitive proxy statement filed December 11, 2023 and the terms thereof are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A 2024 Special Meeting of Stockholders of the Company was recommenced on Thursday, February 15, 2024 to vote on the following proposal:

(1)	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from sixty-six million, six hundred sixty-six thousand sixty hundred sixty-seven (66,666,667) to two hundred fifty million (250,000,000). In accordance with the voting results listed below, the proposal was approved.

For	Against	Abstain	Broker non-votes

21,999,112	7,351,104	198,805	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22ND CENTURY GROUP, INC.

/s/ Lawrence Firestone
Date: February 15, 2024	Lawrence Firestone
Chief Executive Officer